EXHIBIT 10.20

115 Sansome Street, Suite #310 San Francisco, California 94104	(415) 415-7880 Tel. (415) 875-7075 Fax

10 March 2009

Jane Moffitt

460 Nimitz Avenue

Redwood City, CA 94061

Re:	Amendment to Offer Letter

Dear Jane:

Nile Therapeutics, Inc. (the “Company”) is pleased to offer an amendment to your current terms of employment as set forth in that offer letter dated April 25, 2008, as amended to date (the “Existing Offer Letter”). Effective upon your agreement with the terms of this letter, the paragraph in the Existing Offer Letter beginning with “For purposes of this letter, a ‘Change in Control’ shall mean . . .” shall be amended and restated in its entirety to read as follows:

For purposes of this letter, a “Change in Control” shall mean a transaction or series of transactions (other than an offering of the Company’s stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition. Notwithstanding the foregoing, no transaction shall be considered a Change of Control for the purposes of this letter: (A) if the stockholders existing prior to such transaction(s) hold in the aggregate more than fifty percent (50%) of the securities or assets of the surviving or resulting company; or (B) in connection with a private placement of equity securities of the Company in connection with a financing of the Company’s on-going operations.

While the Existing Offer Letter with be amended and restated as set forth above, the remainder of your Existing Offer Letter shall otherwise remain unchanged and in full force and effect. Please indicate your agreement with these terms by signing and dating the enclosed duplicated original of this letter agreement and returning it to me.

Sincerely,

Nile Therapeutics, Inc.

By:	/s/ Peter Strumph
Peter Strumph
Chief Executive Officer

I have read and accept this amendment to my Existing Offer Letter:

Date: 10 March 2009	/s/ Jane Moffitt